                                                                    EXHIBIT 99.2


                         MANAGEMENT CONSULTING AGREEMENT


THIS AGREEMENT dated as of May 1, 2001 is between:

      Rotary Power International, Inc., a Delaware Corporation ("RPI") and
      Londonderry Management Services Ltd. an Ontario, Canada Corporation
      ("LMS").

TERMS AND PROVISIONS

1.   PURPOSE:       LMS will provide RPI management assistance in making
                    available to RPI the services of Ronald G. McKeown, a Canadian citizen ("McKeown"), to be Executive Vice President and Director of Marketing of RPI. In this capacity, McKeown shall, subject to the oversight and control of RPI's Board of Directors, be responsible for the promotion, marketing and sale of such products and services as are from time to time offered by RPI. McKeown shall have the authority to retain such consultants and hire such employees as he may deem reasonably necessary to fulfill his corporate responsibilities. McKeown shall report to RPI's Chief
                    Executive Office ("CEO") and consult with the CEO on matters of marketing strategy, plans and budgets; retention of consultants; hiring of employees; and other significant prospective marketing expenditures and initiatives. McKeown shall keep the CEO informed of his activities through periodic reports of RPI's progress in meeting marketing budgets and goals.

                    Additionally, LMS will be responsible to provide administrative, clerical and secretarial services which will support McKeown. These services will be rendered by persons or entities to be determined by LMS.

2.   TERM:          Subject to the provisions of Section 5 below, this Agreement shall be for a term of 12 months, effective May 1, 2001 and ending April 30, 2002.

3.   FEE:           Nine thousand five hundred U.S. Dollars (U.S. $9,500) shall be payable monthly by wire transfer to LMS's bank account.
                    Seven thousand ($7,000) is designated for the compensation of McKeown with respect to his role as Executive
                    Vice-President and Director of Marketing of RPI. Two thousand five hundred ($2,500) is designated to compensate the persons or entities which provide the administrative, clerical and secretarial services to support McKeown. The wire transfer instructions will be provided to RPI by LMS at a later date under separate cover.

4.   FIRST PAYMENT: The first payment will be due on May 30, 2001.


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5.   TERMINATION:   The Agreement may be terminated by either party on 30 days prior written notice.

6.   INDEMNITY:     RPI will indemnify LMS against any damages, demands,
                    litigation or any other claims resulting from the services provided in accordance with this Agreement, provided that RPI shall not indemnify for any damages, demands, litigation or other claims arising out of the gross negligence or willful misconduct of LMS or its representatives, including
                    McKeown.

7.   EXPENSES:      RPI agrees to pay LMS all reasonable out-of-pocket costs
                    upon submission of appropriate supporting documentation.

8.   TAXES:         LMS will pay any applicable taxes including goods and
                    services taxes that may result from this Agreement.

9.   ENTIRETY:      The terms and provisions herein contained constitute the
                    entire agreement relating to the subject matter of this Agreement between RPI and LMS.

10.  NOTICES:       All notices hereunder shall be in writing and shall be
                    deemed to have been duly given if delivered by courier or by fax as follows:

                    TO:                                    TO:
                    RPI                                    LMS
                    Conway Davis, President and CEO        Ronald G. McKeown, President
                    Rotary Power International, Inc.       Londonderry Management Services Ltd.
                    P.O. Box 128                           RR#4
                    One Passaic Street                     22 International Parkway
                    Wood-Ridge, NJ  07075 0128             Stouffville, ON  L4A 7X5
                    Fax: (973) 779-5595                    Fax: (905) 888-0497

11.  ASSIGNMENT:    This Agreement shall not be assigned by either party hereto without the written consent of the other party. This
                    Agreement shall inure to the benefit of and shall be binding upon RPI's successors and LMS's successors.

12.  GOVERNING LAW: This Agreement shall be interpreted in accordance with the laws of the State of New Jersey without regard to principles of conflicts of law.



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Accepted and Agreed to as of this 1st day of May, 2001:


ROTARY POWER INTERNATIONAL, INC.          LONDONDERRY MANAGEMENT SERVICES LTD.


By:  /s/ Virgil E. Wenger                  By:  /s/ Ronald G. McKeown
   -----------------------------             ----------------------------------
         Virgil E. Wenger                           Ronald G. McKeown
            Chairman                                   President



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